Exhibit 99.1
Avantor® Reports Second Quarter 2026 Results
•Net sales of $1,692.3 million; increase of 0.5%; organic decline of 0.4%
•Net income of $38.1 million; Adjusted EBITDA of $254.3 million
•Diluted GAAP EPS of $0.06; adjusted EPS of $0.21
•Operating cash flow of $178.2 million; free cash flow of $142.8 million
•Increases FY 2026 organic revenue growth and adjusted EPS guidance
RADNOR, Pa. – July 29, 2026 –Avantor, Inc. (NYSE: AVTR), a leading global provider of mission-critical products and services to customers in the life sciences and advanced technology industries, reports better than expected results for the second fiscal quarter of 2026.
Emmanuel Ligner, President and Chief Executive Officer, says: “Our Revival program is strengthening how we serve our customers, leading to improved business performance”.
“Our second quarter results exceeded our expectations across several key financial metrics, and we generated robust free cash flow, which we used to repay $112.1 million of debt, reinforcing our commitment to strengthen our balance sheet. I’m delighted by the improved performance in our VWR Distribution and Services segment, which returned to positive organic revenue growth more quickly than we anticipated. Also, our Bioscience and Medtech Products segment performed near the high end of our expectations. We continue to focus on creating a better experience for our customers and delivering long-term value for our shareholders,” Ligner concludes.
Second Quarter 2026
For the three months ended June 30, 2026, net sales were $1,692.3 million, which was up 0.5% compared to the second quarter of 2025. Foreign currency translation had a positive impact of 0.9%, resulting in a 0.4% decline in net sales on an organic basis.
Net income decreased to $38.1 million from $64.7 million in the second quarter of 2025, and net income margin was 2.3%; adjusted net income was $143.3 million compared to $161.2 million in the prior-year period. Adjusted EBITDA was $254.3 million, with an adjusted EBITDA margin of 15.0%.
Operating income was $121.8 million, with an operating income margin of 7.2%; adjusted operating income was $225.1 million, with an adjusted operating income margin of 13.3%.
Diluted earnings per share on a GAAP basis was $0.06, and adjusted diluted earnings per share was $0.21.
Second Quarter 2026 – Segment Results
VWR Distribution & Services
•Net sales were $1,240.5 million, a reported increase of 2.7%, as compared to $1,207.5 million in the second quarter of 2025. Foreign currency translation had a positive impact of 1.0%, resulting in a sales increase of 1.7% on an organic basis.

•Adjusted Operating Income was $126.4 million as compared to $141.6 million in the comparable prior period. Adjusted Operating Income margin was 10.2%.
Bioscience & Medtech Products
•Net sales were $451.8 million, a reported decrease of 5.1%, as compared to $475.9 million in the second quarter of 2025. Foreign currency translation had a positive impact of 0.5%, resulting in a 5.6% sales decline on an organic basis.
•Adjusted Operating Income was $117.6 million, as compared to $131.4 million in the comparable prior period. Adjusted Operating Income margin was 26.0%.
Adjusted Operating Income is Avantor's segment reporting profitability measure under generally accepted accounting principles and is used by management to measure and evaluate the performance of our Company’s business segments.
Balance Sheet and Cash Flow
As of June 30, 2026, total debt, gross, was $3,715.4 million and cash and cash equivalents were $306.8 million.
GAAP net leverage was (5.9x), and adjusted net leverage was 3.3x, as of June 30, 2026.
For the three months ended June 30, 2026, operating cash flow was $178.2 million, while free cash flow was $142.8 million.
Updated 2026 Guidance
Avantor updates its fiscal 2026 financial guidance.

	Fiscal 2026 guidance (as of April 29, 2026)	Updated Fiscal 2026 guidance (as of July 29, 2026)
Organic revenue growth (1)	-2.5% to -0.5%	-0.5% to +0.5%
Adjusted EBITDA margin (1)	14.8% to 15.3%	14.8% to 15.3%
Adjusted EPS (1)	$0.77 to $0.83	$0.80 to $0.83
Free cash flow (1)(2)	$500M to $550M	$500M to $550M
(1)Non-GAAP measure (definitions and/or reconciliations below). We are unable to provide a reconciliation of the non-GAAP measures provided in our full-year 2026 guidance without unreasonable effort because of the difficulty in forecasting and quantifying certain amounts and adjustment items with a reasonable degree of certainty including net income, restructuring charges, foreign currency exchange gains and losses and income tax expense. These amounts are dependent upon future events and may be outside of our control. We note that the actual impact of these items may have potentially significant impact on our full-year results determined in accordance with GAAP.
(2)Excludes cash restructuring costs.
Fiscal 2026 Assumptions
•Reported revenue range is 0.0% to +1.0%, reflecting 0.5% foreign exchange tailwind
•Blended EUR/USD exchange rate of 1.15
•Net interest expense is expected to decline modestly when compared to Fiscal 2025
•Adjusted effective tax rate of approximately 22.5%
•Fully diluted share count of 677M shares

Conference Call
We will host a conference call to discuss our results today, July 29, 2026 at 8:00 a.m. Eastern Time. The live webcast and presentation, as well as a replay, will be available on the investor section of Avantor's website.
About Avantor
Avantor® is a leading life science tools company and global provider of mission-critical products and services to the life sciences and advanced technology industries. We work side-by-side with customers at every step of the scientific journey to enable breakthroughs in medicine, healthcare, and technology. Our portfolio is used in virtually every stage of the most important research, development and production activities at more than 300,000 customer locations in 180 countries. For more information, visit corporate.avantorsciences.com and find us on LinkedIn, X (Twitter) and Facebook.
Use of Non-GAAP Financial Measures
To evaluate our performance, we monitor a number of key indicators. As appropriate, we supplement our results of operations determined in accordance with U.S. generally accepted accounting principles (“GAAP”) with certain non-GAAP financial measures that we believe are useful to investors, creditors and others in assessing our performance. These measures should not be considered in isolation or as a substitute for reported GAAP results because they may include or exclude certain items as compared to similar GAAP-based measures, and such measures may not be comparable to similarly titled measures reported by other companies. Rather, these measures should be considered as an additional way of viewing aspects of our operations that provide a more complete understanding of our business. We strongly encourage investors to review our consolidated financial statements included in reports filed with the SEC in their entirety and not rely solely on any one single financial measure or communication.
The non-GAAP financial measures used in this press release are sales growth (decline) on an organic basis, Adjusted Operating Income, Adjusted Operating Income margin, Adjusted EBITDA, Adjusted EBITDA margin, adjusted net income, adjusted EPS, adjusted net leverage, free cash flow and free cash flow conversion.
•Organic net sales growth (decline) eliminates from our reported net sales change the impacts of revenues from acquisitions and divestitures that occurred in the last year (as applicable) and changes in foreign currency exchange rates. We believe that this measurement is useful to investors as a way to measure and evaluate our underlying commercial operating performance consistently across our segments and the periods presented. This measure is used by our management for the same reason.
•Adjusted Operating Income is our operating income or loss adjusted for the following items: (i) amortization of acquired intangible assets, (ii) charges associated with the impairment of certain assets, (iii) gain on sale of business, and (iv) certain other adjustments. Adjusted Operating Income margin is Adjusted Operating Income divided by net sales as determined under GAAP. We believe that these measures are useful to investors as ways to analyze the underlying trends in our business consistently across the periods presented. These measures are used by our management for the same reason. Additionally, Adjusted Operating Income is our segment reporting profitability measure under GAAP.
•Adjusted EBITDA is our net income or loss adjusted for the following items: (i) interest expense, (ii) income tax expense, (iii) amortization of acquired intangible assets, (iv) depreciation expense, (v) losses on extinguishment of debt, (vi) charges associated with the impairment of certain assets, (vii) gain on sale of business, and (viii) certain other adjustments. Adjusted EBITDA margin is Adjusted EBITDA divided by net sales as determined under GAAP. We believe that these measures are useful to investors as ways to analyze the underlying trends in our business consistently across the periods presented. These measures are used by our management for the same reason.
•Adjusted net income is our net income or loss first adjusted for the following items: (i) amortization of acquired intangible assets, (ii) losses on extinguishment of debt, (iii) charges associated with the impairment of certain assets, (iv) gain on sale of business, and (v) certain other adjustments. From this amount, we then add or subtract an assumed incremental income tax impact on the above-noted pre-tax adjustments, using estimated tax rates, to arrive at Adjusted Net Income. We believe that this measure is useful to investors as a way to analyze the business consistently across the periods presented. This measure is used by our management for the same reason.
•Adjusted EPS is our adjusted net income divided by our diluted GAAP weighted average share count adjusted for anti-dilutive instruments. We believe that this measure is useful to investors as an additional way to analyze the underlying trends in our business consistently across the periods presented. This measure is used by our management for the same reason.
•Adjusted net leverage is equal to our gross debt, reduced by our cash and cash equivalents, divided by our trailing 12-month Adjusted EBITDA (excluding stock-based compensation expense and including the expected run-rate effect of cost synergies and the incremental results of completed acquisitions and divestitures as if those acquisitions and divestitures had occurred on the first day of the trailing 12-month period). We believe that this measure is useful to investors as a way to evaluate and measure the Company’s capital allocation strategies and the underlying trends in the business. This measure is used by our management for the same reason.
•Free cash flow is equal to our cash flows from operating activities, less capital expenditures, plus direct transaction costs and income taxes paid related to acquisitions and divestitures (as applicable) in the period. Free cash flow conversion is free cash flow divided by adjusted net income. We believe that these measures are useful to investors as they provide a view on the Company’s ability to generate cash for use in financing or investing activities. These measures are used by our management for the same reason.
Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables accompanying this release.

Forward-Looking and Cautionary Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and are subject to the safe harbor created thereby under the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements discuss our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. These statements may be preceded by, followed by or include the words “aim,” “anticipate,” “assumption,” “believe,” “continue,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “intend,” “likely,” “long-term,” “near-term,” “objective,” “opportunity,” “outlook,” “plan,” “potential,” “project,” “projection,” “prospects,” “seek,” “target,” “trend,” “can,” “could,” “may,” “should,” “would,” “will,” the negatives thereof and other words and terms of similar meaning.
Forward-looking statements are inherently subject to risks, uncertainties and assumptions; they are not guarantees of performance. You should not place undue reliance on these statements. We have based these forward-looking statements on our current expectations and projections about future events. Although we believe that our assumptions made in connection with the forward-looking statements are reasonable, we cannot assure you that the assumptions and expectations will prove to be correct. Factors that could contribute to these risks, uncertainties and assumptions include, but are not limited to, the factors described in “Risk Factors” in our most recent Annual Report on Form 10-K, and subsequent quarterly reports on Form 10-Q, as such risk factors may be updated from time to time in our periodic filings with the SEC.
All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. In addition, all forward-looking statements speak only as of the date of this press release. We undertake no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise other than as required under the federal securities laws.

Avantor, Inc. and subsidiaries
Unaudited condensed consolidated statements of operations

(in millions, except per share data)	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Net sales	$1,692.3	$1,683.4	$3,273.7	$3,264.8
Cost of sales	1,155.3	1,129.3	2,236.0	2,175.8
Gross profit	537.0	554.1	1,037.7	1,089.0
Selling, general and administrative expenses	415.2	425.3	816.4	812.8
Operating income	121.8	128.8	221.3	276.2
Interest expense, net	(39.4)	(43.4)	(82.3)	(85.6)
Loss on extinguishment of debt	(0.6)	—	(1.2)	—
Other expense, net	(0.6)	(3.7)	(1.1)	(23.2)
Income before income taxes	81.2	81.7	136.7	167.4
Income tax expense	(43.1)	(17.0)	(55.3)	(38.2)
Net income	$38.1	$64.7	$81.4	$129.2

Earnings per share:
Basic	$0.06	$0.09	$0.12	$0.19
Diluted	$0.06	$0.09	$0.12	$0.19
Weighted average shares outstanding:
Basic	676.2	681.5	675.9	681.3
Diluted	677.2	681.8	676.9	682.0

Avantor, Inc. and subsidiaries
Unaudited condensed consolidated balance sheets

(in millions)	June 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$306.8	$365.4
Accounts receivable, net	1,138.9	1,074.6
Inventory	828.7	818.2
Other current assets	187.8	193.0
Total current assets	2,462.2	2,451.2
Property, plant and equipment, net	772.1	766.8
Other intangible assets, net	3,014.2	3,193.8
Goodwill, net	4,935.4	4,986.9
Other assets	412.0	396.0
Total assets	$11,595.9	$11,794.7
Liabilities and stockholders' equity
Current liabilities:
Current portion of debt	$37.0	$30.8
Accounts payable	743.2	741.7
Employee-related liabilities	157.2	162.7
Accrued interest	46.2	47.3
Other current liabilities	398.4	396.4
Total current liabilities	1,382.0	1,378.9
Debt, net of current portion	3,660.8	3,915.5
Deferred income tax liabilities	539.9	557.1
Other liabilities	383.0	378.2
Total liabilities	5,965.7	6,229.7
Stockholders’ equity:
Common stock including paid-in capital	4,006.9	3,984.8
Treasury stock at cost	(75.7)	(75.7)
Accumulated earnings	1,754.2	1,672.8
Accumulated other comprehensive loss	(55.2)	(16.9)
Total stockholders’ equity	5,630.2	5,565.0
Total liabilities and stockholders' equity	$11,595.9	$11,794.7

Avantor, Inc. and subsidiaries
Unaudited condensed consolidated statements of cash flows

(in millions)	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Cash flows from operating activities:
Net income	$38.1	$64.7	$81.4	$129.2
Reconciling adjustments:
Depreciation and amortization	105.6	102.7	210.6	202.4
Stock-based compensation expense	15.4	15.5	24.0	27.9
Non-cash restructuring charges	5.0	—	5.0	—
Provision for accounts receivable and inventory	15.4	14.9	27.2	26.9
Deferred income tax expense (benefit)	16.3	(17.6)	6.1	(30.0)
Amortization of deferred financing costs	1.7	2.3	3.5	4.5
Loss on extinguishment of debt	0.6	—	1.2	—
Foreign currency remeasurement loss (gain)	0.5	1.9	(0.9)	3.8
Pension termination charges	—	—	—	18.1
Changes in assets and liabilities:
Accounts receivable	(39.9)	(12.5)	(80.7)	(55.7)
Inventory	(34.5)	(15.7)	(46.7)	(33.3)
Accounts payable	12.3	10.9	17.7	19.1
Accrued interest	14.6	10.7	(1.1)	1.4
Other assets and liabilities	25.4	(23.8)	(11.7)	(52.9)
Other	1.7	0.4	1.3	2.3
Net cash provided by operating activities	178.2	154.4	236.9	263.7
Cash flows from investing activities:
Capital expenditures	(37.6)	(29.6)	(71.1)	(57.6)
Other	0.3	1.0	1.1	0.1
Net cash used in investing activities	(37.3)	(28.6)	(70.0)	(57.5)
Cash flows from financing activities:
Debt repayments	(112.1)	(6.8)	(217.5)	(38.1)
Proceeds received from exercise of stock options	—	—	1.9	2.6
Shares repurchased to satisfy employee tax obligations for vested stock-based awards	(0.3)	(0.1)	(3.9)	(5.0)
Other	—	—	(0.1)	—
Net cash used in financing activities	(112.4)	(6.9)	(219.6)	(40.5)
Effect of currency rate changes on cash and cash equivalents	(1.0)	14.8	(5.9)	21.8
Net change in cash, cash equivalents and restricted cash	27.5	133.7	(58.6)	187.5
Cash, cash equivalents and restricted cash, beginning of period	282.2	318.5	368.3	264.7
Cash, cash equivalents and restricted cash, end of period	$309.7	$452.2	$309.7	$452.2

Avantor, Inc. and subsidiaries
Reconciliations of non-GAAP measures
Adjusted EBITDA and Adjusted EBITDA Margin

(dollars in millions, % based on net sales)	Three months ended June 30,				Six months ended June 30,
	2026		2025		2026		2025
	$	%	$	%	$	%	$	%
Net income	$38.1	2.3%	$64.7	3.8%	$81.4	2.5%	$129.2	4.0%
Amortization	75.9	4.5%	75.5	4.5%	151.6	4.6%	149.4	4.6%
Loss on extinguishment of debt	0.6	—%	—	—%	1.2	—%	—	—%
Restructuring, severance, and related impairment charges[1]	24.0	1.4%	21.4	1.3%	39.1	1.2%	25.8	0.8%
Transformation expenses[2]	—	—%	20.4	1.2%	—	—%	35.8	1.1%
Reserve for certain legal matters, net[3]	3.0	0.2%	3.6	0.2%	3.4	0.1%	3.6	0.1%
Other[4]	0.5	—%	6.6	0.4%	0.4	—%	10.6	0.3%
Pension termination charges[5]	—	—%	—	—%	—	—%	18.1	0.6%
Income tax expense (benefit) applicable to pretax adjustments	1.2	0.1%	(31.0)	(1.8)%	(19.8)	(0.5)%	(56.1)	(1.8)%
Adjusted net income	143.3	8.5%	161.2	9.6%	257.3	7.9%	316.4	9.7%
Interest expense, net	39.4	2.4%	43.4	2.6%	82.3	2.5%	85.6	2.6%
Depreciation	29.7	1.7%	27.2	1.6%	59.0	1.8%	53.0	1.6%
Income tax provision applicable to Adjusted net income	41.9	2.4%	48.0	2.8%	75.1	2.3%	94.3	2.9%
Adjusted EBITDA	$254.3	15.0%	$279.8	16.6%	$473.7	14.5%	$549.3	16.8%
━━━━━━━━━
1.Reflects charges incurred during the period related to restructuring initiatives to increase profitability and productivity. Costs included in this caption consist of employee severance, site-exit and contract termination costs, and non-cash impairment charges on long-lived assets associated with site exits.
2.Represents incremental expenses directly associated with the Company’s former cost transformation initiative, which concluded in 2025. These expenses are primarily related to the cost of external advisors.
3.Represents charges and legal costs, net of recoveries, incurred in connection with certain litigation and other contingencies that management evaluates separately from core operating performance.
4.Represents net foreign currency (gain) loss from financing activities, other stock-based compensation expense (benefit) and a purchase price adjustment in 2025 related to the sale of our Clinical Services business in 2024.
5.Represents pension termination charges related to termination of our U.S. Pension Plan.

Avantor, Inc. and subsidiaries
Reconciliations of non-GAAP measures (continued)
Adjusted Operating Income and Adjusted Operating Income Margin

(dollars in millions, % based on net sales)	Three months ended June 30,				Six months ended June 30,
	2026		2025		2026		2025
	$	%	$	%	$	%	$	%
Net income	$38.1	2.3%	$64.7	3.8%	$81.4	2.5%	$129.2	4.0%
Interest expense, net	39.4	2.4%	43.4	2.6%	82.3	2.5%	85.6	2.6%
Income tax expense	43.1	2.5%	17.0	1.0%	55.3	1.8%	38.2	1.1%
Loss on extinguishment of debt	0.6	—%	—	—%	1.2	—%	—	—%
Other expense, net	0.6	—%	3.7	0.3%	1.1	—%	23.2	0.8%
Operating income	121.8	7.2%	128.8	7.7%	221.3	6.8%	276.2	8.5%
Amortization	75.9	4.5%	75.5	4.5%	151.6	4.6%	149.4	4.6%
Restructuring, severance, and related impairment charges[1]	24.0	1.4%	21.4	1.3%	39.1	1.2%	25.8	0.8%
Transformation expenses[2]	—	—%	20.4	1.2%	—	—%	35.8	1.1%
Reserve for certain legal matters, net[3]	3.0	0.2%	3.6	0.2%	3.4	0.1%	3.6	0.1%
Other[4]	0.4	—%	2.5	0.1%	0.3	—%	4.2	0.1%
Adjusted Operating Income	$225.1	13.3%	$252.2	15.0%	$415.7	12.7%	$495.0	15.2%
━━━━━━━━━
1.Reflects charges incurred during the period related to restructuring initiatives to increase profitability and productivity. Costs included in this caption consist of employee severance, site-exit and contract termination costs, and non-cash impairment charges on long-lived assets associated with site exits.
2.Represents incremental expenses directly associated with the Company’s former cost transformation initiative, which concluded in 2025. These expenses are primarily related to the cost of external advisors.
3.Represents charges and legal costs, net of recoveries, incurred in connection with certain litigation and other contingencies that management evaluates separately from core operating performance.
4.Represents other stock-based compensation expense (benefit) and a purchase price adjustment in 2025 related to the sale of our Clinical Services business in 2024.

Avantor, Inc. and subsidiaries
Reconciliations of non-GAAP measures (continued)
Adjusted earnings per share

(shares in millions)	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Diluted earnings per share (GAAP)	$0.06	$0.09	$0.12	$0.19
Amortization	0.11	0.11	0.22	0.22
Restructuring, severance, and related impairment charges	0.04	0.03	0.06	0.04
Transformation expenses	—	0.03	—	0.04
Reserve for certain legal matters, net	—	0.01	0.01	0.01
Other	—	0.02	—	0.01
Pension termination charges	—	—	—	0.03
Income tax benefit applicable to pretax adjustments	—	(0.05)	(0.03)	(0.08)
Adjusted EPS (non-GAAP)	$0.21	$0.24	$0.38	$0.46

Weighted average diluted shares outstanding:
Share count for Adjusted EPS (non-GAAP)	677.2	681.8	676.9	682.0
Free cash flow

(in millions)	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Net cash provided by operating activities	$178.2	$154.4	$236.9	$263.7
Capital expenditures	(37.6)	(29.6)	(71.1)	(57.6)
Divestiture-related transaction expenses and taxes paid	2.2	0.6	2.2	1.4
Free cash flow (non-GAAP)	$142.8	$125.4	$168.0	$207.5
GAAP net leverage

(dollars in millions)	June 30, 2026
Total debt, gross	$3,715.4
Less cash and cash equivalents	(306.8)
$3,408.6

Trailing twelve months net loss	$(578.0)

GAAP net leverage	(5.9) x
Adjusted net leverage

(dollars in millions)	June 30, 2026
Total debt, gross	$3,715.4
Less cash and cash equivalents	(306.8)
$3,408.6

Trailing twelve months Adjusted EBITDA	$993.8
Trailing twelve months ongoing stock-based compensation expense	43.0
$1,036.8

Adjusted net leverage (non-GAAP)	3.3 x

Avantor, Inc. and subsidiaries
Reconciliations of non-GAAP measures (continued)
Net sales by segment

(in millions)	June 30,		Reconciliation of net sales growth (decline) to organic net sales growth (decline)
			Net sales growth (decline)	Foreign currency impact	Organic net sales growth (decline)
	2026	2025
	$	$	$	$	$
Three months ended:
Bioscience & Medtech Products	$451.8	$475.9	$(24.1)	$2.7	$(26.8)
VWR Distribution & Services	1,240.5	1,207.5	33.0	13.0	20.0
Total	$1,692.3	$1,683.4	$8.9	$15.7	$(6.8)
Six months ended:
Bioscience & Medtech Products	$883.2	$902.3	$(19.1)	$16.3	$(35.4)
VWR Distribution & Services	2,390.5	2,362.5	28.0	63.7	(35.7)
Total	$3,273.7	$3,264.8	$8.9	$80.0	$(71.1)

(dollars in millions, % based on net sales)	June 30,		Reconciliation of net sales growth (decline) to organic net sales growth (decline)
			Net sales growth (decline)	Foreign currency impact	Organic net sales growth (decline)
	2026	2025
	$	$	%	%	%
Three months ended:
Bioscience & Medtech Products	$451.8	$475.9	(5.1)%	0.5%	(5.6)%
VWR Distribution & Services	1,240.5	1,207.5	2.7%	1.0%	1.7%
Total	$1,692.3	$1,683.4	0.5%	0.9%	(0.4)%
Six months ended:
Bioscience & Medtech Products	$883.2	$902.3	(2.1)%	1.8%	(3.9)%
VWR Distribution & Services	2,390.5	2,362.5	1.2%	2.7%	(1.5)%
Total	$3,273.7	$3,264.8	0.3%	2.5%	(2.2)%
Adjusted Operating Income by segment

(dollars in millions, % represent Adjusted Operating Income margin)	Three months ended June 30,				Six months ended June 30,
	2026		2025		2026		2025
	$	%	$	%	$	%	$	%
Bioscience & Medtech Products	$117.6	26.0%	$131.4	27.6%	$220.3	24.9%	$245.9	27.3%
VWR Distribution & Services	126.4	10.2%	141.6	11.7%	231.8	9.7%	289.5	12.3%
Corporate	(18.9)	—%	(20.8)	—%	(36.4)	—%	(40.4)	—%
Total	$225.1	13.3%	$252.2	15.0%	$415.7	12.7%	$495.0	15.2%

Investor Relations Contact
Chris Fidyk
Vice President, Investor Relations
Avantor
chris.fidyk@avantorsciences.com
Global Media Contact
Valerie Collado
Director, External Communications and Community Impact
Avantor
484-885-9338
valerie.collado@avantorsciences.com
Source: Avantor and Financial News